EXHIBIT 99.2

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of February 11, 2016, between THE CHEESECAKE FACTORY INCORPORATED (the “Company”) and DAVID M. OVERTON (“Executive”).

WHEREAS, the Company and Executive previously entered into an Employment Agreement dated June 30, 2009, as amended February 29, 2012, November 11, 2013 and April 2, 2015 (collectively, the “Employment Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has recommended to the Board of Directors of the Company (“Board”) that the Company enter into this Amendment with Employee; and

WHEREAS, the Board, after review, has determined that it is in the best interests of the Company and its shareholders to enter into this Amendment;

WHEREAS, the parties now desire to enter into this Amendment to extend the term of the Employment Agreement until April 1, 2017; and

WHEREAS, except as set forth herein, all of the terms and conditions for the employment relationship of the Employee with the Company shall remain as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

1.          Section 2 is hereby amended to read as follows:

2.  “Term.  The “Term of this Agreement” or “Term” shall continue until April 1, 2017.  Any further extension of the Term of this Agreement or Term shall be by the mutual agreement of the Company and the Employee.”

2.          The Employment Agreement except as herein amended, shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment on the date indicated next to their signatures below.

COMPANY:

THE CHEESECAKE FACTORY
INCORPORATED,
a Delaware corporation

February 11, 2016
	By:	/s/ Debby Zurzolo
Dated		DEBBY ZURZOLO,
Executive Vice President, Secretary and
General Counsel

EMPLOYEE:

February 11, 2016
/s/ David Overton
Dated		DAVID OVERTON